Exhibit 10.2
[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

AMENDED AND RESTATED API SUPPLY AGREEMENT
This Amended and Restated API Supply Agreement (this “Agreement”) is effective as of July 07, 2009 (the “Effective Date”) and amended and restated as of Oct 2, 2017 (“Restatement Date”) by and between Adamas Pharma, LLC, with an address of 1900 Powell St., Suite 750, Emeryville, CA 94608 USA (“Company”), and Moehs Ibérica, S.L., a Spanish corporation, having its principal place of business at Poligono Industrial Rubi Sud - C/ Cesar, Martinell i Brunet 12A, 08191 Rubi, Barcelona, Spain (“Manufacturer”). Company and Manufacturer may be referred to individually as a “Party” or collectively as “Parties.”
RECITALS
WHEREAS, Company is engaged in the research and development and manufacturing of pharmaceutical products;
WHEREAS, Manufacturer is engaged in the manufacture and supply of active pharmaceutical ingredients for clinical trials and commercial use;
WHEREAS, Company desires, in accordance with the terms of this Agreement, to purchase, on its own or through its designee, from the Manufacturer the API (as defined below) for the purpose of manufacturing finished dosage formulation for clinical trials and/or commercial use;
WHEREAS, Manufacturer is willing to provide to Company the API, on the terms and conditions set forth herein;
WHEREAS, Moehs Ibérica, S.L. and Adamas Pharmaceuticals, Inc. (“Adamas”) entered into that certain API Supply Agreement effective as of July 7, 2009 (the “Original Agreement”);
WHEREAS, Company is a wholly owned subsidiary of Adamas and Company agreed to be bound by all of the terms and conditions of the Original Agreement;
WHEREAS, Manufacturer is the successor to Moehs Ibérica, S.L. as a result of change on legal form from public limited company Moehs Iberica, S.A. to private limited company Moehs Iberica, S.L. and Manufacturer agreed to be bound by all the terms and conditions of the Original Agreement; and.
WHEREAS, the Parties now desire to amend and replace the Original Agreement in its entirety with this Agreement.
NOW, THEREFORE, in consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and adequacy of which each of the Parties does hereby acknowledge, the Parties agree as follows.

Section 1.	DEFINITIONS

CONFIDENTIAL

As used herein, the following terms, when used with initial capital letters, shall have the following meanings:
1.1     “Active Pharmaceutical Ingredient” or “API” shall mean the substance listed in Exhibit 1.1, manufactured in accordance with all API Requirements, and suitable for use in human clinical trials and for commercial use.
1.2    “Affiliate” shall mean any person or entity that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with a Party, but for only so long as such control exists. “Control” shall mean direct or indirect beneficial ownership of at least fifty percent (50%) of such Party, or such lesser percentage which is the maximum allowed to be owned by a foreign corporation in a particular jurisdiction.
1.3     “API Requirements” shall mean the Specifications, instructions of Company, master batch record, current, agreed standard operating procedures, Applicable Law, and any relevant warranties provided by Manufacturer hereunder, including all warranties set forth in Section 8.2.
1.4    “Applicable Laws” means: (i) all relevant U.S. and foreign federal, state and local laws, statutes, rules, regulations, and ordinances and industry standards and guidelines as in effect on the Effective Date or adopted thereafter and which are applicable to a Party's activities hereunder, including, the U.S. Federal Food, Drug and Cosmetic Act (“FDCA”); (ii) GMPs; and (iii) all applicable regulations and guidelines of any Regulatory Authority; in each case, together, with any and all amendments thereto.
1.5    “FDA” means the United States Food and Drug Administration or any successor thereto.
1.6    “GMPs” shall mean current good manufacturing practices, as provided for (and as amended from time to time) in the Current Good Manufacturing Practice regulations promulgated by the FDA under the United States Food, Drug and Cosmetic Act, 21 C.F.R. Part 210 et seq., and in the European Community directive 2003/94/EC (Principles and guidelines of good manufacturing practice in respect of medicinal products for human use and investigational medicinal products for human use), as well as applicable documents developed by the International Conference on Harmonization (ICH), and similar requirements of other Regulatory Authorities, and subject to any arrangements, additions or clarifications, and the respective roles and responsibilities, agreed from time to time between the Parties.
1.7     “Regulatory Authority” means the FDA or a regulatory body with similar regulatory authority in a jurisdiction outside the United States, including without limitation the European Medicines Agency.
1.8    “Specifications” means the procedures, process parameters, analytical tests, control procedures, acceptance criteria, validation protocols, storage and release requirements and other similar requirements and specifications for the manufacture of API, as the same are set forth and attached hereto as Exhibit 1.7 (as may be updated and supplemented from time to time in accordance with Section 3.4 below).

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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Section 2.	MANUFACTURE AND SALE
2.1    Supply of API. Manufacturer shall manufacture, and provide to Company and its designees, API on a non-exclusive basis, as set forth in this Agreement. All API to be supplied under this Agreement shall be manufactured by Manufacturer at the facility [*] (the “Manufacturing Facility”), in conformance with the API Requirements, the Quality Agreement and the terms of this Agreement.
2.2    Forecasts. By the first quarter following the first NDA submission for a product comprising the API, and for each calendar quarter thereafter during the Term, not less than[*] days prior to the beginning of each such calendar quarter, the Company shall provide Manufacturer with a good-faith written forecast of the quantities of API estimated to be required by Company and its designees from Manufacturer during the [*] following the date on which such forecast is provided and the following [*] (the “Rolling Forecast”). The forecasted quantities for the [*] of each Rolling Forecast shall be binding and the forecasted quantities for all subsequent [*] covered by each Rolling Forecast shall be non-binding; provided that Manufacturer shall notify Company promptly following receipt of the applicable Rolling Forecast in the event Manufacturer anticipates that it will be unable to meet Company’s forecasted quantities of API during any month of such Rolling Forecast. For each Rolling Forecast submitted prior to the first date upon which a Regulatory Authority approves Company’s product incorporating the API and Manufacturer as a manufacturer of API for such product (“Commencement Date”), Company shall indicate the anticipated date for the Commencement Date. In the event of a delay in the anticipated Commencement Date, the parties agree that the binding portion of the Rolling Forecast shall be adjusted such that Company shall not be required to purchase API prior to the Commencement Date.
2.3    Orders. Together with each Rolling Forecast, Company shall provide to Manufacturer a purchase order covering the API requirements set forth in the [*] of such Rolling Forecast. For the avoidance of doubt, Company may order additional quantities of API for delivery hereunder in accordance with the lead times therefor and subject to Manufacturer’s total capacity constraints. Manufacturer shall accept all purchase orders that Company issues in accordance with this Article 2, including portions of purchase orders up to [*] more than the quantity forecasted in the most recent Rolling Forecast. Each purchase order shall specify the delivery date(s), delivery location(s) and amount of API to be delivered in accordance with reasonable delivery schedules and lead times as may be agreed upon from time to time by the Parties, provided that the maximum lead time shall not exceed [*] unless otherwise mutually agreed. No terms or conditions contained in any purchase order, order acknowledgement or similar standardized form given or received pursuant to this Agreement shall be construed to amend or modify the terms of this Agreement and, in the event of any conflict, the terms and conditions of this Agreement shall control, unless the Parties otherwise expressly agree in writing.
2.4    Packaging and Delivery. All API to be delivered hereunder shall be packaged in containers in accordance with the applicable Specifications or as otherwise mutually agreed by the Parties in writing. Each container will be individually labeled with a description of its contents, including the lot number, quantity of API, date of manufacture and any other information as may be required in order to trace the history of such lot. All API shall be delivered [*]. [*], title of the goods shall transfer to Adamas. [*] will arrange to deliver API ordered by Company to the appropriate

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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delivery location to the address set forth in a purchase order within [*] of the delivery dates specified in each purchase order unless the material is detained by the FDA or Customs. [*] associated with [*] as indicated on the purchase order. Adamas will [*]; such [*] within [*]. [*] shall ship the API along with all relevant documentation relating to the API in accordance with this Agreement or as otherwise reasonably directed by Company in writing using Company’s designated carrier. [*] shall ship all API to Company or its designees, as directed by the Company, in accordance with all Applicable Laws. Company shall only be obligated to pay for quantities of API actually delivered in compliance with the applicable purchase order and the terms of the Agreement.
2.5    Waste. Manufacturer shall generate, handle, store, ship and dispose of all wastes associated with its manufacture of API in accordance with Applicable Laws.
2.6    Shortage of Supply. If Manufacturer is unable, or anticipates that it will not be able, to deliver API in the quantities and within the time periods specified in any purchase order accepted in accordance with this Agreement (a “Shortage of Supply”), Manufacturer shall notify Company, in writing within [*] of receiving a purchase order, of the same with its best estimate of the duration of the delay. Manufacturer shall, at its own cost, use its best efforts to remedy any Shortage of Supply and resume supplying API meeting the requirements of this Agreement to Company and its designees as soon as possible and, upon Company’s request, Manufacturer shall fully cooperate with Company to secure adequate supplies of API from alternative sources. In the event of a Shortage of Supply, in addition to any other remedies the Company may have at law or in equity, (a) the Company shall be relieved from its obligations to purchase any quantities of API identified in any purchase order and may cancel such quantities effective upon notice to Manufacturer and (b) Manufacturer shall use its best efforts to prioritize supply of API to Company and shall allocate its available capacity to provide Company with API at least in proportion of API forecasted by Company and API forecasted by Third Parties.
2.7    Supply of Samples. Upon Company’s request, and at no cost to Company, Manufacturer will provide Company or its designees with samples of API, reasonable quantities of any non-compendial or not commercially available reference standards and impurities necessary to perform the tests included in the Specification, with certificates of analysis for testing purposes.
2.8    Long-Term Capacity Planning. Not less than once per year, Manufacturer and Company shall discuss Company’s forecasted needs for API and Manufacturer’s capability to meet those needs. Additionally, in the event Manufacturer notifies Company that it will be unable to meet Company’s forecasted quantities for API as set forth in any Rolling Forecast, or upon Company’s reasonable request, the Parties shall discuss in good faith those activities available to the Parties that will enable Manufacturer to meet Company’s long-term requirements for API. The Parties understand and agree that such activities may include, among other items, the qualification of manufacturing sites operated by Affiliates of Manufacturer.

Section 3.	REJECTED GOODS; CHANGES AND DEVIATIONS.
3.1    Quality and Release. All API supplied by Manufacturer shall meet the current Specifications therefor and shall be manufactured in accordance with all applicable GMPs for the API at the Manufacturing Facility. Prior to each shipment of API, Manufacturer shall perform

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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quality control procedures and inspections to verify that the API to be shipped conform fully with the API Requirements. Each shipment of API shall be accompanied by a certificate of analysis describing all current requirements of the Specifications and results of tests performed certifying that the quantities of API supplied have been manufactured, controlled and released according to the Specifications and all applicable GMPs at the Manufacturing Facility.
3.2    Quality Agreement. No later than ninety (90) days after the Effective Date, the Parties shall enter into technical agreement specifying the Parties’ respective responsibilities for storage, release, quality control and quality assurance with respect to the API (the “Quality Agreement”). The Quality Agreement is not intended and shall not be construed to limit any of the rights and obligations of the Parties set forth in this Agreement. Subject to the foregoing, to the extent possible, the Quality Agreement will be interpreted with the terms set forth in the body of this Agreement. If there is any conflict or inconsistency between the terms of the Quality Agreement and the terms set forth in this Agreement, however, the terms set forth in this Agreement shall control in all non-quality related matters. The Quality Agreement will take precedence in all quality related matters.
3.3    Acceptance Procedure.
(a)    Rejection. Acceptance by Company or its designee of API delivered by Manufacturer hereunder shall be subject to inspection and applicable testing by Company or its designee. If as a result of such inspection Company or its designee discovers that any API delivered by Manufacturer under this Agreement fails to conform with the API Requirements, Company or such designee may reject such API by providing Manufacturer written notice thereof within [*] after Company’s or its designees’s receipt of such API. Manufacturer shall either, at Company’s option, replace all properly rejected API within [*] after its receipt of notice of such rejection at no additional cost to Company or its designee (including transportation costs) or refund any amounts Company paid for such properly rejected API. Manufacturer shall make arrangements with Company or its designee, as applicable, for the return or disposal of any API rejected hereunder, and such return, shipping and disposal charges shall be paid by Manufacturer. The warranties given by Manufacturer in Section 8.2 below shall survive any failure to reject by Company under this Section 3.3.
(b)    Disputes. Manufacturer shall respond in writing to any rejection notice provided by Company or its designee pursuant to Section 3.3(a) within [*] from Manufacturer’s receipt of such rejection notice. If Manufacturer does not agree with Company’s or its designee’s determination that such API fails to conform to the API Requirements, then the Manufacturer and Company, or Company’s designee, shall use reasonable efforts to resolve such disagreement as promptly as possible. Without limiting the foregoing, Manufacturer and Company, or Company’s designee, shall discussing in good faith mutually acceptable testing procedures pursuant to which both the Manufacurer and Company, or Company’s designee, will re-test a sample of the disputed API to determine whether such API complies with the API Requirements. Notwithstanding the foregoing, in the event Manufacturer and Company, or Company’s designee, are unable to resolve such disagreement within [*] of the date of the applicable rejection notice, either Party (or, in the case of Company, its designee) may submit a sample of such API to an independent laboratory to review records, test data and perform comparative tests and/or analyses promptly on samples of

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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such API. Such independent laboratory shall be mutually agreed upon by the Parties, provided that if the Parties are unable to agree, then Company shall designate the independent testing laboratory. The independent laboratory’s results shall be in writing and shall be final and binding save for manifest error. Unless otherwise agreed to by the Parties in writing, the costs associated with such testing and review shall be borne by the non-prevailing Party.
3.4    Changes to Specifications. Manufacturer shall not make any major changes to the Specifications, processes, Manufacturing Facility or any other item in any manner that would impact the manufacturing activities related to API, without Company’s prior written approval (which approval shall not be unreasonably withheld), except that Manufacturer shall promptly make and implement such changes as are required by Applicable Law (“Required Changes”). Prior to implementation, all Required Changes shall be subject to Company’s written approval, including the timelines, estimated effect on pricing and other issues regarding such implementation. For clarity, for the purposes of this Section 3.4 a “major” change shall include, without limitation, any change that would require the approval by an applicable Regulatory Authority in connection with Company’s finished product containing the API or may affect a regulatory filing made by or under the authority of Company with respect to a finished product containing the API. Without limiting the foregoing, Manufacturer shall provide advance notice to Company of any changes to the Specifications, processes, Manufacturing Facility or any other item in any manner that would impact the manufacturing activities related to API sufficiently in advance of the proposed implementation thereof to allow Company to properly evaluate the impact of such change on any of Company’s products containing the API and to implement appropriate changes to Company’s (or its designee’s) regulatory filings pertaining to such products.
3.5    Deviations. Without limiting Section 3.4 above, in the event any material deviations occur during the course of the manufacture of any batch of API for Company under this Agreement, Manufacturer shall immediately provide Company with a detailed written description of such deviation. In addition, Manufacturer shall undertake all reasonable and appropriate actions to investigate the cause of such deviation and, to the extent applicable to the manufacture of any batch of API for Company under this Agreement, to correct the same as set forth in the Quality Agreement.

Section 4.	RECORDS; INSPECTIONS
4.1    Record Keeping. Manufacturer shall generate and maintain complete and accurate records and samples as necessary to evidence compliance with this Agreement and all Applicable Laws and other requirements of applicable governmental authorities relating to the manufacture of API, including validation data, stability testing data, certificates of analysis, batch and lot records, quality control and laboratory testing, and any other data required by Applicable Laws. All such records and samples shall be maintained for such periods as may be required by Applicable Law. Upon request by Company or its designee, and through the corresponding audit, Manufacturer shall provide Company or such designee reasonable access to, and copies and portions of, such records and samples, including all batch and lot records, and any supporting data relating thereto.
4.2    Inspection. During the Term, and in the absence of critical quality incidents or other non-compliance with the terms of this Agreement no more than [*], or as otherwise required by Applicable Law, Company or its designee shall have the right, upon reasonable advance notice and

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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during regular business hours, to inspect and audit: (a) the Manufacturing Facility or other facility at which any of the manufacturing or processing activities relating to the API are performed; (b) any of Manufacturer’s manufacturing and quality control records and all other documentation relating to the manufacturing and processing activities with respect to the API; and (c) accounts and records for the purpose of determining the amounts payable or owed under this Agreement. Such right to inspect and audit shall extend to Manufacturer’s Affiliates and any subcontractors of Manufacturer and shall include reasonable access to any of Manufacturer’s/their personnel. Such inspections and audits shall be for the purpose of ascertaining compliance with Applicable Laws, the Specifications and environmental, health and safety regulations and other aspects of this Agreement, and evaluating the implementation of all manufacturing and process changes pursuant to this Agreement. Any information obtained by Company through such inspections and audits shall be treated as Confidential Information of Manufacturer in accordance with Article 10 below.

Section 5.	REGULATORY MATTERS
5.1    Permits. Manufacturer shall be responsible for obtaining and maintaining at its expense any facility or other licenses or permits, and any regulatory approvals necessary for the manufacture and supply of API in accordance with the terms and conditions of this Agreement.
5.2    Regulatory Actions. Manufacturer shall permit the FDA and other Regulatory Authorities to conduct inspections of the Manufacturing Facility and/or any other facility at which any of the manufacturing or processing activities relating to the API are performed as such Regulatory Authorities may request, including pre-approval inspections, and shall cooperate with such Regulatory Authorities with respect to the inspections and any related matters, in each case that is related to the API or its manufacture. Manufacturer shall inform Company upon Customer request, to the extent practicable, of any such inspections, and keep Company informed about the results and conclusions of each regulatory inspection. However, Customer shall be immediately notified in the event of adverse regulatory findings that may impact the supply of the API. Upon Customer request, Manufacturer will provide Company with copies of any written inspection reports, or any other request, directive or other communication issued by any Regulatory Authority and all correspondence between Manufacturer and any Regulatory Authority with respect thereto (including, but not limited to, FDA Form 483s, Notices of Observation, warning letters, citation or other similar notifications), in each case relating to the API, its manufacture or general manufacturing concerns (e.g., facility compliance or the like); provided that copies of such inspection reports and/or correspondence provided to Company may be redacted by Manufacturer to remove any confidential information of Manufacturer or a Third Party that is not related to the API or its manufacture.
5.3    Regulatory Cooperation. Manufacturer agrees to promptly provide to Company or directly to the Regulatory Authority in a Drug Master File to which Company and its designee is granted a right to reference (depending if the information is confidential according to Manufacturer’s standard policy applied consistently across its entire business), as requested, at no additional charge to Company, with all information and data in Manufacturer’s possession or control necessary or useful for Company and/or its designees to apply for, obtain and maintain regulatory approvals for any finished product incorporating API in any country, including information relating to the Manufacturing Facility, or the process, methodology, raw materials and intermediates used in the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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manufacture, processing or packaging of API and all information required to be submitted in the CMC (chemistry, manufacturing and controls, or equivalent) section of an IND or an NDA (each, as described in 21 CFR §§ 312 and 314) (or any similar regulatory filings in any jurisdiction outside the United States), or required or requested to be provided to the FDA or any other Regulatory Authority. In addition, Manufacturer agrees to cooperate with Company or its designees with respect to obligations to submit or report information relevant to API pursuant to FDA regulations and other Applicable Laws. In case of Registrations in a Territory, Company and Manufacturer will mutually agree on the procedure and payment of the fees incurred by the DMF holder. Company should send information to Manufacturer regarding regulatory submissions in new countries with enough time in advance to ensure evaluation at Manufacturer.
5.4    Company Access to Manufacturing Data and Documentation. Manufacturer shall provide, or cooperate with Company to provide, each Regulatory Authority with written notice of authorization granting, and Manufacturer hereby grants, Company the right to reference any data and documentation to support any IND, NDA or other filing with the FDA or any other Regulatory Authority (including any Drug Master File for API). Manufacturer shall be responsible for maintaining all Drug Master Files for API in accordance with Applicable Laws and ensuring that all data and information incorporated therein is accurate and current as necessary to support obtaining and maintaining the applicable regulatory filing(s) and regulatory approval(s) by Company and/or its designees.

5.5    Recall. Immediately after Manufacturer has become aware of it, Manufacturer will inform Company of any issue that may result in a recall of supplied API or finished drug product made incorporating such API. Manufacturer and Company shall consult and decide on roles and responsibilities regarding co-ordination of the investigation and decisions. Notwithstanding the forgoing, (a) Company shall have the sole right with respect to the final decision making and the coordination of any recalls or field alert activities related to Company’s finished drug product incorporating API and (b) if a recall of Company’s finished product incorporating API arises out of or results from: (i) the gross negligence or willful misconduct of Manufacturer; or (ii) a material breach by Manufacturer of this Agreement (including a breach of any of the representations or warranties in Article 8), Manufacturer shall bear the cost and expense of such recall to the extent caused by the Manufacturer. Manufacturer shall provide assistance to Company, as reasonably requested, in conducting such recall, including providing all pertinent records that may assist Company in effecting such recall.

Section 6.	COMPENSATION
6.1    Generally. The price for API supplied by Manufacturer in accordance with this Agreement is contained in Exhibit 6.1. All costs, fees and expenses, including administrative overhead, are included in the API pricing set forth in Exhibit 6.1.
6.2    Invoicing and Payment. All invoices issued under, and all amounts stated in, this Agreement shall be in U.S. Dollars. All payments under this Agreement shall be made in United States Dollars. US Agent shall invoice Company for the price of API upon the shipment of such

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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API to Company or its designees. Payment of all properly submitted invoices shall be made by Company or its designee within [*] after the invoice date; provided that Company or its designee has not rejected the API during such [*] period. Except as otherwise expressly set forth in this Agreement, Company shall not be obligated to pay any amounts other than the price for API supplied by Manufacturer to Company or its designee in accordance with this Agreement.
6.3    Taxes. All income taxes, VAT, levies, surcharges or other similar charges and any penalties levied thereon which relate to any amounts paid to Manufacturer hereunder shall be the responsibility of, and paid by, the Manufacturer.
Section 7.    INTELLECTUAL PROPERTY
7.1    Ownership of Inventions. As between the Parties all right, title and interest to inventions and other intellectual property (together with all intellectual property rights therein) conceived or created or first reduced to practice in connection with the exercise of rights or performance of obligations under this Agreement (“Inventions”) (i) [*], shall be owned by Company, (ii) [*], shall be owned by Manufacturer and (iii) [*] shall be jointly owned by Company and Manufacturer. Except as expressly provided otherwise in this Agreement, neither Party shall have any obligation to obtain any approval of the other Party for, nor pay the other Party any share of the proceeds from or otherwise account to the other Party for, the practice, enforcement, licensing, assignment or other exploitation of such jointly owned inventions or intellectual property or intellectual property rights therein, and each Party hereby waives any right it may have under the laws of any country to require such approval, sharing or accounting. Filing, prosecution, maintenance and enforcement of any patent with respect to such jointly‑owned Inventions and intellectual property shall be by mutual agreement of the Parties. Notwithstanding anything to the contrary in this Agreement, neither Party is obligated to assign any title or interest in its inventions and other intellectual property (together with all intellectual property rights therein) conceived or created or first reduced to practice before the Effective Date.
7.2    No Other Rights. Except for the rights expressly granted under this Agreement, no right, title, or interest of any nature whatsoever is granted whether by implication, estoppel, reliance, or otherwise, by either Party to the other Party.

Section 8.	REPRESENTATIONS AND WARRANTIES
8.1    General. Each Party represents and warrants that: (a) it has full power to enter into this Agreement and to grant to the other Party the rights granted to such other Party under this Agreement and (b) it has obtained all necessary corporate approvals to enter into and execute the Agreement.
8.2    API Warranties. Manufacturer represents and warrants that:
(a)    Applicable Laws. The Manufacturing Facility and all API supplied hereunder shall comply with all Applicable Laws and all API Requirements, and Manufacturer shall perform and document all manufacturing and supply activities contemplated herein in compliance with all Applicable Laws. Without limiting the foregoing, at the time of delivery to Company, none

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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of the API shall be adulterated or misbranded within the meaning of the FDCA, as amended and in effect at the time of shipment.
(b)    Shelf Life. All API supplied by Manufacturer under this Agreement shall have a shelf life of at least [*] after the time of delivery to Company or its designee, i.e. all such API shall comply with the Specifications from at the time of delivery to Company and shall continue to comply with the Specifications throughout such [*] period.
(c)    No Encumbrance. Title to all API provided to Company under this Agreement shall pass as provided in this Agreement, free and clear of any security interest, lien, or other encumbrance.
(d)    Intellectual Property. The manufacture and supply of API hereunder shall not infringe or misappropriate any intellectual property right of any third party.
8.3    Personnel. Manufacturer represents and warrants to Company that neither Manufacturer nor any of its employees, agents or contractors have been “debarred” by the FDA or excluded from any federal healthcare program or procurement and non-procurement programs, or subject to a similar sanction from another Regulatory Authority or other governmental authority, nor have debarment or exclusion proceedings against Manufacturer or any of its employees been commenced. Manufacturer will promptly notify Company in writing if any such proceedings have commenced or if Manufacturer or any of its employees, agents or contractors are debarred or excluded by the FDA or any other Regulatory Authority or other governmental authority.
8.4    Disclaimer. EXCEPT AS PROVIDED IN THIS ARTICLE 8, NEITHER PARTY MAKES ANY WARRANTIES OR WARRANTIES (EXPRESS, IMPLIED, STATUTORY OR OTHERWISE) WITH RESPECT TO THE SUBJECT MATTER HEREOF AND EACH PARTY EXPRESSLY DISCLAIMS ANY SUCH ADDITIONAL WARRANTIES, INCLUDING ANY IMPLIED WARRANTIES OF FITNESS FOR A PARTICULAR PURPOSE, MERCHANTABILITY OR NON-INFRINGEMENT OF THIRD PARTY INTELLECTUAL PROPERTY RIGHTS.

Section 9.	TERM AND TERMINATION
9.1    Term. This Agreement shall commence on the Effective Date and, unless terminated earlier pursuant Section 9.2 or 9.3 or Article 12 below, shall continue in full force and effect until the fourteenth (14th) anniversary of the Effective Date (the “Initial Term”). Following the Initial Term, this Agreement may be extended for additional twenty-four (24) month periods (each, a “Renewal Term” and all such Renewal Terms together with the Initial Term, the “Term”) by written agreement by manufacturer and company one (1) year prior to the expiration of the then-current Term.
9.2    Termination for Breach. Either Party may terminate this Agreement upon written notice to the other Party in the event that the other Party shall have materially breached this Agreement, and such breach is not cured within thirty (30) days after receiving written notice specifying such breach and referencing this Section 9.2.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

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9.3    Permissive Termination By Company. Company may terminate this Agreement upon one hundred eighty (180) days’ prior written notice to Manufacturer. Manufacturer may terminate this Agreement upon three (3) years’ prior written notice to Company.
9.4    Effect of Expiration or Termination.
(a)    Rights and Obligations. Termination or expiration of this Agreement shall not relieve a Party from any liability that, at the time of such termination or expiration, has already accrued to the other Party. Upon expiration or termination of this Agreement and at the written request of a Party, the other Party shall promptly return to the requesting Party all of the requesting Party’s Confidential Information (whether in written, electronic or other tangible form, including all embodiments and copies thereof) which are in the other Party’s possession or control; except that, following any termination or the expiration of this Agreement, notwithstanding the foregoing or any request by Manufacturer under this Section 9.4(a), Company may retain and shall continue to have the right to use and disclose (and to authorize the use and disclosure of) any records, correspondence, validation documentation, reports, analyses and other data and documentation of Manufacturer for the purposes of satisfying any regulatory requirements with respect to any product containing API provided by Manufacturer under this Agreement; provided further that one copy of the requesting Party’s Confidential Information may be retained by the other Party solely for purposes of ensuring compliance with the terms of this Agreement.
(b)     Transition Services. In the event of any termination, Manufacturer shall assist Company without additional charges to transition all relevant services to Company or its designee.
(c)     API in Progress. Within thirty (30) days after the effective date of the expiration or termination of this Agreement or at such earlier time as Company requests, Manufacturer shall notify Company of any quantity of API remaining in Manufacturer’s inventory, including any API in the process of manufacture, as of the date on which Manufacturer received or gave notice of termination, and Company shall have the option, upon notice to Manufacturer, to purchase any such quantities of API at the price that would have been payable for such API pursuant to Section 6.1 immediately prior to the expiration or termination of this Agreement.
(d)    Survival. The provisions of Sections 3.3 and 9.4 and Articles 4, 5, 7, 8, 10, 11, 13 and 14 of this Agreement shall survive the termination of this Agreement for any reason.

Section 10.	CONFIDENTIALITY
10.1    Confidential Information. “Confidential Information” means all data, specifications, training and any other know-how related to the design, development, manufacture (including equipment and processes), marketing, distribution or performance of the API, as well as all other information and data provided by either Party to the other Party pursuant to this Agreement; provided that, unless the confidentiality of any information, data or material is expressly provided in this Agreement, if any such information, data or material are in tangible form, they are marked “Confidential” or “Proprietary,” or if disclosed orally, they are identified as confidential or proprietary when disclosed and are confirmed in writing as confidential or proprietary within thirty (30) days following such disclosure. Confidential Information of Company shall include any

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

information provided to Manufacturer by any designee of the Company. Notwithstanding the foregoing, each Party’s non-use and non-disclosure obligations under this Article 10 shall not apply to any information that the receiving Party can prove: (a) is or becomes generally available to the public other than as a result of a breach of this Agreement by the receiving Party; (b) is known to the receiving Party prior to receipt from the disclosing Party directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing Party; (c) becomes known to the receiving Party (independently of disclosure by the disclosing Party) directly or indirectly from a source other than one having an obligation of confidentiality to the disclosing Party; or (d) is independently developed by the receiving Party.
10.2    Non-Disclosure and Non-Use. It is contemplated that a Party may from time to time disclose its Confidential Information to the other Party. Each Party shall not disclose to third parties any Confidential Information of the disclosing Party and shall not use any Confidential Information of the disclosing Party, except for the limited purposes of performing the receiving Party’s obligations or exercising the receiving Party’s rights as set forth in this Agreement, including, in the case of Company, manufacturing or having manufactured finished products incorporating such API. The receiving Party shall take all reasonable steps to prevent any unauthorized use or disclosure of the Confidential Information of the disclosing Party. The receiving Party may disclose Confidential Information to employees and third parties who have a need to have access to such Confidential Information in connection with such Party's performance of its obligations, and/or exercise of its rights, under this Agreement; provided that such employees and third parties are bound by confidentiality and non-disclosure obligations at least as protective of the disclosing Party and its Confidential Information as this Article 10. The provisions of this Section 10.2 shall survive termination or expiration of this Agreement and shall continue for [*] after the date of such expiration or termination.
10.3    Disclosures Required By Law. The terms of this Article 10 shall not be construed to limit either Party’s right to disclose the other Party’s Confidential Information if: (a) required in response to a valid order of a court of competent jurisdiction or other governmental authority of competent jurisdiction; provided that the receiving Party shall first have given notice to the disclosing Party and provided the disclosing Party a reasonable opportunity to seek the confidential treatment of such Confidential Information (through protective order, injunctive relief or otherwise) and shall reasonably cooperate with the disclosing Party in seeking such treatment; provided further that the Confidential Information disclosed in response to such court or governmental order shall be limited to that Confidential Information which is legally required to be disclosed; or (b) otherwise required by Applicable Law to be disclosed.
10.4    Confidential Terms. Each Party agrees not to disclose to any third party any of the terms of this Agreement without the prior written consent of the other Party, except that each Party may do so (a) to its legal and financial advisors, potential or actual investors, acquisition partners and others on a need-to-know basis, under reasonable obligations of confidentiality or (b) as required by law, including, without limitation, SEC reporting requirements, or by the rules or regulations of any stock exchange that a Party is subject to.

Section 11.	INDEMNIFICATION AND INSURANCE

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

11.1    Company. Company shall indemnify, defend, and hold harmless Manufacturer and US Agent , its directors, officers, employees, agents, successors and assigns from and against any liabilities, expenses, or costs (including reasonable attorneys' fees and court costs) arising out of any claim, complaint, suit, proceeding, or cause of action brought against any of them by a third party resulting from: (a) the negligent or intentionally wrongful acts or omissions of Company; or (b) breach by Company of covenants, obligations, representations or warranties made or undertaken by Company under this Agreement, in each case subject to the requirements set forth in Section 11.3 below. Notwithstanding the foregoing, Company shall have no obligations under this Section 11.1 for any liabilities, expenses, or costs arising out of or relating to claims covered under Sections 11.2 and 11.3 below.
11.2    Manufacturer. Manufacturer shall indemnify, defend, and hold harmless Company and US Agent, its directors, officers, employees, agents, successors and assigns from and against all liabilities, expenses, and costs (including reasonable attorneys’ fees and court costs) arising out of any claim, complaint, suit, proceeding, or cause of action brought against any of them by a third party resulting from: (a) the negligent or intentionally wrongful acts or omissions of Manufacturer; or (b) breach by Manufacturer of any covenants, obligations, representations or warranties made or undertaken by Manufacturer under this Agreement, in each case subject to the requirements set forth in Section 11.4. Notwithstanding the foregoing, Manufacturer shall have no obligations under this Section 11.2 for any liabilities, expenses, or costs arising out of or relating to claims covered under Sections 11.1 above and 11.3 below.

11.3    US Agent. US Agent shall indemnify, defend, and hold harmless Company and Manufacturer, its directors, officers, employees, agents, successors and assigns from and against all liabilities, expenses, and costs (including reasonable attorneys’ fees and court costs) arising out of any claim, complaint, suit, proceeding, or cause of action brought against any of them by a third party resulting from: (a) the negligent or intentionally wrongful acts or omissions of US Agent; or (b) breach by US Agent of any covenants, obligations, representations or warranties made or undertaken by US Agent under this Agreement, in each case subject to the requirements set forth in Section 11.4. Notwithstanding the foregoing, US Agent shall have no obligations under this Section 11.3 for any liabilities, expenses, or costs arising out of or relating to claims covered under Sections 11.1 and 11.2 above.

11.4    Indemnification Procedure. A Party that intends to claim indemnification (“Indemnitee”) under this Article 11 shall promptly notify the indemnifying Party (“Indemnitor”) in writing of any third party claim, suit, or proceeding included within the indemnification described in this Article 11 (each a “Claim”) with respect to which the Indemnitee intends to claim such indemnification, and the Indemnitor shall have sole control of the defense and settlement of the Claim. The Indemnitee shall have the right to participate, at its own expense, with counsel of its own choosing in the defense or settlement of the Claim. The indemnification obligations under this Article 11 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the consent of the Indemnitor. The Indemnitee and its employees, at the Indemnitor’s request and expense, shall provide full information and reasonable assistance to Indemnitor and its legal representatives with respect to Claims.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

11.5     Insurance. During the Term of this Agreement, each Party shall maintain, with financially sound and reputable insurers, insurance reasonably sufficient to cover each Party’s activities and obligations under this Agreement. Without limiting the foregoing, Manufacturer shall maintain: (a) general liability insurance with combined single limits of not less than [*]; and (b) product liability insurance with combined single limits of not less than [*]. At the reasonable request of a Party, the other Party shall provide to such Party copies of certificates of insurance evidencing coverage in accordance with this Section 11.4.

Section 12.	FORCE MAJEURE
If either Party shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strike, lockouts, labor troubles, restrictive governmental or judicial orders or decrees, riots, insurrection, war, terrorist acts, acts of God, inclement weather or other reason or cause reasonably beyond such Party’s control (each a “Force Majeure Event”), then performance of such act shall be excused for the period of such Force Majeure Event. The Party affected by the Force Majeure Event shall provide notice to the other of the commencement and termination of the Force Majeure Event. Should a Force Majeure Event continue for more than two (2) months, then the Party unaffected by the Force Majeure Event may terminate this Agreement upon prior written notice to the affected Party. If the Force Majeure Event equally affects the ability of each Party to perform under this Agreement, then such termination shall only be by mutual written agreement.

Section 13.	NOTICES
All notices or other communications that are required or permitted by this Agreement shall be in writing and shall be delivered personally, sent by fax (and promptly confirmed by express courier), sent by nationally recognized express courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or to such other address or facsimile number for a Party as may be specified by like notice):

If to Company:	Adamas Pharma, LLC 1900 Powell St., Suite 750 Emeryville, CA 94608 Attn: Vice President, Manufacturing Operations Fax No.: (510) 428-0519

With a copy to:        Address and Facsimile same as above
Attn: General Counsel (Legal Department)

If to Manufacturer:	Moehs Iberica S.L. Poligono Industrial Rubi Sud, c/Cesar Martinell i Brunet 12A,

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

08191 Rubi, Barcelona (Spain)
Attn:    Mr Javier del Rio
Telephone No.:(+34) 935860520
Fax No.: (+34) 93 588 8513

All notices delivered pursuant to this Section shall be considered delivered upon receipt by the intended recipient or within ten (10) days of dispatch, whichever is earlier.

Section 14.	MISCELLANEOUS
14.1    Further Actions. The Parties shall duly execute and deliver, or cause to be duly executed and delivered, such further instruments and to do and cause to be done such further acts that may be necessary to carry out the provisions and purposes of this Agreement, notwithstanding any expiration or termination of this Agreement.
14.2    Amendments; Assignment. This Agreement may not be altered, amended or modified except by a written document signed by both Parties. Manufacturer will not assign this Agreement without the prior written consent of Company and any purported assignment in contravention of this Section shall be null and void. Company may assign or otherwise transfer its rights and obligations under this Agreement without Manufacturer’s consent to (a) an Affiliate, or (b) an entity that acquires all or substantially all of the Company’s business or assets relating to the subject matter of this Agreement, whether by merger, acquisition or otherwise; provided, however, that in the case of an assignment to an Affiliate, Company shall remain fully and unconditionally responsible for the complete performance of the assigned rights and obligations under this Agreement. Manufacturer shall, at the request of the Company, enter into such supplemental agreements with the applicable Affiliates as may be necessary or advisable to permit such Affiliates to avail itself of any rights or perform any obligations of the Company hereunder. Subject to the foregoing, this Agreement shall inure to the benefit of each Party, its successors and permitted assigns.
14.3    Subcontracting.
(a)    General Requirements. Manufacturer shall not subcontract or delegate any of its right or obligations under this Agreement to any third party without the express prior written consent of Company (such consent not to be unreasonably withheld), provided however that Manufacturer may subcontract its obligations under this Agreement with respect to its obligations to a subcontractor to which it subcontracts. Restatement Date provided Manufacturer has provided notice thereof to Company prior to such subcontracting. Manufacturer shall cause any permitted subcontractor to agree in writing to the same restrictions, exceptions, obligations, reports, termination provisions and other provisions contained in this Agreement applicable to such subcontractor’s activities. Manufacturer shall remain primarily obligated for all acts or omissions of any of its subcontractors as if Manufacturer had performed the subcontracted obligations itself and shall guarantee the performance of the same.
(b)    U.S. Agent. Without limiting Section 14.3(a) above, Company acknowledges that Manufacturer has appointed [*] (“U.S. Agent”) as Manufacturer’s agent in the

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

United States as required by Applicable Laws in the United States and U.S. Agent is an approved subcontractor of Manufacturer; provided that, in conjunction with the execution of this Agreement, Manufacturer, U.S. Agent and Company execute the Acknowledgement and Agreement by U.S. Agent attached to this Agreement as Exhibit 14.3. Manufacturer shall promptly notify Company in the event of any termination or expiration of U.S. Agent’s appointment as an agent of Manufacturer.
14.4    Successors; Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and each of their respective successors and permitted assigns.
14.5    Severability. If any provision of this Agreement should be held invalid, illegal or unenforceable in any jurisdiction, the Parties will negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties and all other provisions hereof will remain in full force and effect in such jurisdiction and will be construed in order to carry out the intentions of the Parties as nearly as may be possible. Such invalidity, illegality or unenforceability will not affect the validity, legality or enforceability of such provision in any other jurisdiction.
14.6    Entire Agreement. This Agreement (including all exhibits attached hereto and all Rolling Forecasts and purchase orders provided to Manufacturer hereunder) and the Quality Agreement (when such agreement has been executed) constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all prior and contemporaneous communications, representations, or agreements, either verbal or written between the Parties, including the Original Agreement, with respect to such subject matter. Each Party confirms that it is not relying on any representations or warranties of the other Party except as specifically set forth herein.
14.7    Independent Contractor. This Agreement shall not be deemed to create any partnership, joint venture, agency or other fiduciary relationship between the Parties. Each Party shall act hereunder as an independent contractor and such Party, its agents and employees shall have no right or authority under this Agreement to assume or create any obligation on behalf of, or in the name of, the other Party. All persons employed by a Party shall be employees of such Party and not of the other Party, and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.
14.8    Waiver. Except as otherwise expressly provided in this Agreement, as applicable, any term of this Agreement may be waived only by a written instrument executed by a duly authorized representative of the Party waiving compliance. The delay or failure of either Party at any time to require performance of any provision of this Agreement shall in no manner affect such Party’s rights at a later time to enforce the same. No waiver by either Party of any condition or term in any one or more instances shall be construed as a further or continuing waiver of such condition or term or of another condition or term.
14.9    Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of California, U.S.A, without application of its principles of conflict of laws.

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

14.10    Dispute Resolution. In the event of a dispute relating to this Agreement, such matter shall be referred for resolution to the Chief Executive Officer of each Party or his or her designee for attempted resolution by good faith negotiation. Such good faith negotiation may include the appointment by either Party of an unaffiliated consultant, who shall be a scientific expert chosen based on such person’s experience and expertise in the particular type of issue which is unresolved to advise such officers on the matter. If such officers are unable to resolve the matter within thirty (30) days, then each Party shall be free to seek any remedies available to it including any remedies at law or in equity. Nothing hereunder shall be construed as prohibiting a Party from seeking immediate temporary or permanent relief in any competent court or administrative body in the event that such Party might reasonably be expected to suffer irreparable harm absent such relief.
14.11    Interpretation. Headings included in this Agreement are for convenience only, do not form a part of this Agreement and will not affect the meaning or interpretation of this Agreement. In this Agreement: (a) the word “including” shall be deemed to be followed by the phrase “without limitation” or like expression; (b) the singular shall include the plural and vice versa; and (c) masculine, feminine and neuter pronouns and expressions shall be interchangeable. In the event of any conflict between the terms of this Agreement and any exhibits attached hereto, the provisions of the main body of this Agreement shall prevail unless such exhibit expressly states an intent to supersede the provisions of the main body of this Agreement on a specific matter.
14.12    Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF, each of the Parties hereto has caused this Master API Supply Agreement to be executed by its duly authorized representative as of the date written above.

ADAMAS PHARMA, LLC

By:	/s/ Rajesh Mahey
Rajesh Mahey
Vice President, Manufacturing Operations
Adamas Pharmaceuticals, Inc.

By:	/s/ Jennifer Rhodes
Jennifer Rhodes
Secretary
Adamas Pharma, LLC

MOEHS IBERICA, S.L.

By:	/s/ Javier del Rio
Javier del Rio
Commercial Director

[*] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

Exhibit 1.1

API

Amantadine HCL according to US DMF 6924

Synonyms:
(Tricyclo[3,3,1,13,7]decyl-1-ammonium) hydrochloride
(1-Aminoadamantane) hydrochloride
1-Adamantanamine hydrochloride
1-Adamantylamine hydrochloride
1-Aminoadamantane hydrochloride
1-Adamantanamine hydrochloride
Summary formula:
C10H17N • HCl
CAS No.:
665-66-7

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

CONFIDENTIAL

Exhibit 1.7
Specifications
[*]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Exhibit 6.1
Pricing
Not later than the last business day of each [*], Manufacturer shall confirm with Company the total quantity (kg) of API ordered (and not cancelled by Company or its designees) pursuant to this Agreement [*] (the “Aggregate Amount”) and the corresponding “Aggregate Rate” from column C.

Pricing for each order shall be determined from the table below.

Purchase orders received prior to receiving an updated Aggregate Rate shall be adjusted accordingly in the event the Aggregate Rate change results in a purchase price difference.

API	Sum of Orders Placed [*]	Price / kg for Current Order
Amantadine HCl	[*]	[*]

A.
In the event that as a result of an increase or decrease in the cost of any key raw materials included in the API, the direct manufacturing costs incurred by Manufacturer to produce the API for Company increases or decreases by [*] or more and such increase or decrease in such manufacturing costs persists for at least [*], Manufacturer will issue a written notice to Company outlining such cost increase or decrease. Upon Company’s receipt of such request, the Parties shall promptly meet, negotiate in good faith and determine whether an adjustment to the prices of the API per kilogram set forth in the table above are appropriate to take into account such increase or decrease in the direct manufacturing costs as a result of an increase or decrease in the cost of such key raw materials.

B.
In addition, during the term of this Agreement, but not more than [*], the Parties agree to adjust the then current prices listed in the table set forth in this Exhibit 6.1 to address fluctuations in the U.S. dollar to Euro currency exchange rate according to the following procedures. For purposes of this Exhibit 6.1, “Base Rate” shall be initially defined as USD 1.1734 = € 1.00 (the currency exchange rate as of Oct 2, 2017) and going forward the Base Rate will always be defined as the value of the U.S. dollar compared to one (1) Euro (€ 1.00) as described below.

1.
If the average of the currency exchange rate between the U.S. Dollar and the Euro, as published in the Wall Street Journal (Eastern Edition) for the first five business days on or after January 1 or July 1 differs from the then current Base Rate in either direction by more than [*] (such new exchange rate, the “Triggering Rate”), then effective on the first business day following such publication, the Base Rate will thereafter be revised to equal the average of the Base Rate and the Triggering Rate, until the occurrence of a subsequent Triggering Rate according to this Section B(1) of this Exhibit 6.1.[1]

1 For example, [*]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

2.
Upon revising the Base Rate above, the then current prices for the table above will be adjusted by multiplying each price set forth therein by the ratio of the newly revised Base Rate to the previously effective Base Rate.[2]

3.
In the event either Party believes the prices set forth in the table above should be adjusted according to the terms set forth herein, the Manufacturer or Company, as applicable, will provide written documentation evidencing the Triggering Rate to the other Party together with written notice setting forth (a) the revised Base Rate and the calculation supporting such revision, (b) the new pricing for Products in comparison to the current prices set forth in the table above, and (c) the effective date for such change (which for clarity shall be no earlier than the date the foregoing information is provided to the other Party), provided that changes to the prices for Product in accordance with the terms set forth in this Exhibit 6.1 shall be modified no more than [*]. Any purchase order placed and accepted prior to the effective date for such change in pricing shall not be subject to the pricing adjustment described in Sections B(1) and B(2) of this Exhibit 6.1.

4.	The processes described in Sections B(1) through B(3) above shall be repeated in which a Triggering Rate occurs at the beginning of January or July as described in Section B(1) above.

2 For example, [*]

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

EXHIBIT 14.3

ACKNOWLEDGEMENT AND AGREEMENT BY U.S. AGENT

This Acknowledgement and Agreement by U.S. Agent (“U.S. Agent Agreement”) is made as of Oct 2, 2017 by and between [*] (“U.S. Agent”), a Corporation with offices at [*], Adamas Pharma, LLC, with offices at 1900 Powell St., Emeryville, CA 94618 (“Company”) and Moehs Ibérica, S.L. (“Manufacturer”), a Spanish corporation, with offices at Poligono Industrial Rubi Sud - C/ Cesar, Martinell i Brunet 12A, 08191 Rubi, Barcelona, Spain. All capitalized terms used in this U.S. Agent Agreement and not defined herein shall have the meanings given to such terms in that certain API Supply Agreement between Company and Manufacturer dated as of Oct 2, 2017 (“Supply Agreement”).
1.    Manufacturer and U.S. Agent represent and warrant that U.S. Agent has been duly appointed by Manufacturer pursuant to a written agreement between Manufacturer and U.S. Agent and is authorized by Manufacturer under that agreement to perform any and all services and activities that are required under Applicable Laws for the agent of a non-United States manufacturer of pharmaceutical products. Manufacturer and U.S. Agent shall promptly notify Company if the agreement between Manufacturer and U.S. Agent terminates or expires and/or of any change to the scope of authority granted by Manufacturer to U.S. Agent that may have a material impact on Company, including Company’s arrangements with Manufacturer or any regulatory filings relating to Company’s product incorporating the API.
2.    U.S. Agent represents and warrants that: (a) it is duly organized and validly existing and in good standing under the Laws of its jurisdiction of organization; (b) is qualified and licensed to do business and in good standing in every jurisdiction in which such qualification or licensing is required; and (c) has the corporate power and authority to execute, deliver and perform: (i) its obligations under this U.S. Agent Agreement; and (ii) any activities that may be required under Applicable Laws in the United States as Manufacturer’s U.S. agent and/or any obligations of Manufacturer under the Supply Agreement that may be delegated by Manufacturer to U.S. Agent from time to time.
3.    U.S. Agent shall obtain and maintain in good order, at its sole cost and expense, all governmental registrations, permits, licenses and approvals as are required by Applicable Law to perform any activities that may be required by Applicable Laws in the United States as Manufacturer’s U.S. agent and/or any obligations of Manufacturer under the Supply Agreement that may be delegated by Manufacturer to U.S. Agent from time to time. In performing all such activities and/or obligations, U.S. Agent shall comply with all Applicable Laws, the instructions of Manufacturer and any applicable terms of the Supply Agreement.
4.    Without limiting Section 3 above, U.S. Agent shall promptly: (a) advise Manufacturer of any requests and/or communications received from the FDA, in its capacity as Manufacturer’s U.S. agent, by notifying Manufacturer in accordance with Section 10 below; (b) assist the FDA, as requested by the FDA, to schedule inspections of the Manufacturing Facility or any other facilities at which Manufacturer manufacturers products; and (c) respond to any

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

questions from the FDA concerning the API and products incorporating the API or any other products of Manufacturer that are imported or offered for import into the United States.
5.    This U.S. Agent Agreement shall commence on the date first written above and shall continue in effect until the expiration or earlier termination of (a) the agreement between Manufacturer and U.S. Agent described in Section 1 above, or (b) the Supply Agreement, whichever occurs first.
6.    U.S. Agent expressly agrees to be bound by the following provisions of the Supply Agreement as if U.S. Agent were specifically named in such provisions: Section 8.3 and 10 (with respect to any Confidential Information of Company disclosed to U.S. Agent). U.S. Agent shall pass through to Manufacturer all purchase orders issued by Company in accordance with the Supply Agreement and accept such purchase orders as required by the Supply Agreement. U.S. Agent and Manufacturer acknowledge and agree that any purchase orders issued and amounts paid by Company to U.S. Agent for API shall be deemed issued to and paid to Manufacturer under the Supply Agreement in satisfaction of Company’s obligations under the Supply Agreement.
7.    U.S. Agent may not assign, delegate or otherwise transfer this U.S. Agent Agreement or any of its rights or obligations hereunder, without the prior written consent of Manufacturer and Company. Any purported assignment in violation of this Section 7 is null and void. Subject to the foregoing, this U.S. Agent Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.
8.    The provisions of Sections 14.5, 14.8, 14.9 and 14.11 of the Supply Agreement shall be deemed to be incorporated into this U.S. Agent Agreement by reference and shall apply to U.S. Agent as if it were specifically named in such provisions, except that each reference in such provisions of the Supply Agreement to “this Agreement” shall be deemed to be a reference to this U.S. Agent Agreement and each reference to a “Party” or the “Parties” in such provisions of the Supply Agreement shall be deemed to include U.S. Agent.
9.    No agreement or understanding amending this U.S. Agent Agreement will be binding upon any party unless set forth in a writing which specifically refers to this U.S. Agent Agreement and is signed by a duly authorized representative of each Party.
10.    All notices or other communications that are required or permitted by this Agreement shall be in writing and shall be delivered personally, sent by fax (and promptly confirmed by express courier), sent by nationally recognized express courier or sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows (or to such other address or facsimile number for a Party as may be specified by like notice):

If to Company:	Adamas Pharma, LLC 1900 Powell St., Suite 750 Emeryville, CA 94608 Attn: Vice President, Manufacturing Operations
Fax No.: (510) 428-0519

With a copy to:        Address and Facsimile same as above

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Attn: General Counsel (Legal Department)

If to Manufacturer:	Moehs Iberica S.L. Poligono Industrial Rubi Sud, c/Cesar Martinell I Brunet 12A,
08191 Rubi, Barcelona (Spain)
Attn:    Mr Javier del Rio
Telephone No.:(+34) 935860520
Fax No.: (+34) 93 588 8513

If to U.S. Agent:        [*]

All notices delivered pursuant to this Section shall be considered delivered upon receipt by the intended recipient or within ten (10) days of dispatch, whichever is earlier.
11.    This U.S. Agent Agreement (and any amendments hereto) may be executed in counterparts, all of which will constitute one instrument. Signatures to this U.S. Agent Agreement delivered by facsimile or similar electronic transmission will be deemed to be binding as originals.

{REMAINDER OF PAGE INTENTIONALLY LEFT BLANK}

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties execute this U.S. Agent Agreement as of the date first written above. Each person who signs this U.S. Agent Agreement below represents that such person is fully authorized to sign this U.S. Agent Agreement on behalf of the applicable party.

MOEHS IBÉRICA, S.L.	ADAMAS PHARMA, LLC
By:	By:

Name:	Name:
Rajesh Mahey
Title:
Title:
VP, Manufacturing Operations
Adamas Pharmaceuticals, Inc.

By:

Name:
Jennifer Rhodes

Title:
Secretary
Adamas Pharma, LLC
[ * ]
By:

Name:
[ * ]

Title:
Senior Vice President

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.